UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported) November 2, 2010

                                 EMCOR Group, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

        1-8267                                            11-2125338
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)



     301 Merritt Seven, Norwalk, CT                    06851-1092
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(Address of Principal Executive Offices)               (Zip Code)

                                (203) 849-7800
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              (Registrant's Telephone Number, Including Area Code)

                                     N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act  (17  CFR  240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

     On November 2, 2010, EMCOR Group, Inc. issued a press release disclosing results of operations for its fiscal 2010 third quarter ended September 30, 2010. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item. 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number   Description
--------------   ---------------------------------------------------------------
99.1             Press Release issued by EMCOR Group, Inc. on November 2, 2010 disclosing results of operations for its fiscal 2010 third quarter ended September 30, 2010.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EMCOR Group, Inc.


Dated:  November 3, 2010                         By:  /s/ Frank T. MacInnis
                                                  ---------------------------
                                                       Frank T. MacInnis
                                                    Chairman of the Board of
                                                      Directors and Chief
                                                       Executive Officer

                                                                    Exhibit 99.1

                               FOR: EMCOR GROUP, INC.

                           CONTACT: R. Kevin Matz
                                    Executive Vice President
                                    Shared Services
                                    (203) 849-7938

                                    FD
                                    Investors: Eric Boyriven / Alexandra Tramont
                                    (212) 850-5600

                                    Linden Alschuler & Kaplan, Inc.
                                    Media: Suzanne Dawson / Cecile Fradkin
                                    212-575-4545


              EMCOR GROUP, INC. REPORTS THIRD QUARTER 2010 RESULTS

 - Adjusted EPS of $0.45 excluding non-cash impairment charge; loss of $(2.64)
              including $226 million non-cash impairment charge -

        - Company increases 2010 adjusted EPS guidance to $1.78 to $1.90;
            $(1.36) to $(1.24) including non-cash impairment charges
                            and Qtr. 2 gain on sale -


NORWALK, CONNECTICUT, November 2, 2010 - EMCOR Group, Inc. (NYSE: EME) today reported results for the third quarter ended September 30, 2010.

The Company recorded a net loss for the 2010 third quarter of $175.6 million, or $(2.64) per diluted share. Excluding a non-cash impairment charge discussed below, adjusted net income was $30.9 million, or $0.45 per diluted share, compared to net income of $40.0 million, or $0.59 per diluted share, in the third quarter of 2009. Revenues in the third quarter of 2010 totaled $1.28 billion, compared to $1.37 billion in the third quarter a year ago.

During the third quarter of 2010, the Company concluded that impairment indicators existed within its United States facilities services segment based upon year to date results and recent forecasts. As a result, the Company performed applicable tests as prescribed by the accounting literature and recognized a pre-tax, non-cash impairment charge of $226.2 million, or $3.09 per diluted share after-tax. The impairment charge results primarily from the negative impact of recessionary trends in the refining industry on the revenues and operating margins of the industrial services operations in the Company's facilities services business, as well as continuing uncertainty about the pace and timing of improved demand for refined products. The impairment did not have any impact on the Company's compliance with its debt covenants or on its cash flows.

EMCOR Reports Third Quarter Results                                       Page 2

Including the above-mentioned non-cash impairment charge and restructuring expenses of $1.7 million, the operating loss for the third quarter of 2010 was $174.4 million. Excluding the non-cash impairment charge, the Company's non-GAAP operating income for the third quarter of 2010 was $51.8 million, or 4.1% of revenues. Operating income in the 2009 third quarter was $67.3 million, or 4.9% of revenues, which included restructuring expenses of $0.1 million.

For the third quarter of 2010, the Company's Canadian construction subsidiary recorded an operating loss of $4.6 million primarily due to a write-down on a construction project. Excluding the impact of the write-down, operating income of the Canadian subsidiary was $4.1 million for the third quarter of 2010, compared to operating income of $4.5 million in the same period last year, reflecting good performance especially in the nuclear energy and healthcare sectors.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share to the comparable GAAP figures.

Selling, general and administrative expenses (SG&A) decreased 13.4% to $119.5 million, or 9.4% of revenues, in the 2010 third quarter, from $137.9 million, or 10.1% of revenues, in the year-ago period.

For the third quarter of 2010, net interest expense was $2.5 million, compared to $1.2 million in the third quarter of 2009, reflecting higher borrowing costs under the Company's new revolving credit facility.

Contract backlog as of September 30, 2010 was $3.14 billion, largely unchanged from contract backlog of $3.15 billion as of December 31, 2009 and June 30, 2010. Compared to 2009 year-end backlog, the Company's current backlog reflects growth in the healthcare, industrial and institutional sectors, which offset declines in the commercial, hospitality/gaming and transportation markets.

Frank T. MacInnis, Chairman and CEO of EMCOR Group, commented, "We continue to be encouraged by the underlying results of our businesses through the third quarter, which largely reflected steady performance and solid operational execution. While the impairment charge taken during the quarter was required, it is the result of weak industry-wide conditions in the refining sector and not something specific to our operations, which we believe remain well positioned to take advantage of an upturn in that marketplace when it occurs."

Mr. MacInnis concluded, "While we continue to operate in a challenging economic environment, overall demand remains stable, driven by our strong backlog in the government and healthcare markets. We are committed to growing both organically through disciplined project bidding and solid execution, and through the continued pursuit of attractive acquisition targets, as evidenced by our recent acquisition of Harry Pepper & Associates. Although the pace of the eventual recovery in our markets is uncertain, our diverse business model provides a stable base through this economic slowdown while giving us the flexibility and confidence to take advantage of improving market conditions when they occur."

EMCOR Reports Third Quarter Results                                       Page 3

For the first nine months of 2010, the Company reported a net loss of $126.7 million, or $(1.91) per diluted share. The net loss included the above-mentioned charges, as well as a $19.9 million, or $0.18 per diluted share after-tax, non-cash impairment charge in the 2010 second quarter, a pre-tax gain of $7.9 million, or $0.12 per diluted share after-tax, in the 2010 second quarter from the gain on the sale of the Company's equity interest in its Middle East venture to its venture partner, and restructuring expenses of $2.5 million.

Excluding all non-cash impairment charges and the gain on sale, net income for the first nine months of 2010 was $83.9 million, or $1.23 per diluted share, compared to net income of $121.6 million, or $1.81 per diluted share for the first nine months of 2009. Net income for the first nine months of 2009 included $4.2 million in restructuring expenses.

Revenues for the first nine months of 2010 were $3.77 billion, compared to $4.19 billion for the first nine months of 2009.

For the first nine months of 2010, the Company reported an operating loss of $97.1 million, or (2.6)% of revenues. Excluding the non-cash impairment charges, the Company's non-GAAP operating income for the first nine months of 2010 was $149.0 million, or 4.0% of revenues, compared to $206.4 million, or 4.9% of revenues, in the comparable 2009 period. SG&A for the first nine months of 2010 was $363.0 million, or 9.6% of revenues, compared to $402.7 million, or 9.6% of revenues for the first nine months of 2009.

For the 2010 nine-month period, net interest expense was $7.3 million, compared to $2.2 million in the same year ago period, and as previously announced reflects the acceleration of expense for debt issuance costs associated with the repayment and termination of a term loan and the Company's 2005 revolving credit facility, increased borrowing costs under the Company's new revolving credit facility and decreased interest income on invested cash balances.

The Company noted that, based on the current size and mix of its contract backlog and assuming a continuation of existing market conditions, it continues to expect to generate revenues in 2010 of approximately $5 billion and now expects adjusted earnings per share for 2010 of $1.78 to $1.90, before the above-mentioned impairments and gain on sale items, reflecting better than previously anticipated margin performance. Including the impairment charges and gain on sale items, the Company expects to generate diluted earnings per share of $(1.36) to $(1.24). Please see the attached tables for a reconciliation of non-GAAP diluted earnings per share to the comparable GAAP figures.

EMCOR Group, Inc. is a Fortune 500(R) worldwide leader in mechanical and electrical construction services, energy infrastructure and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Reports Third Quarter Results                                       Page 4

EMCOR Group's third quarter conference call will be available live via internet broadcast today, Tuesday, November 2, at 10:30 AM Eastern Daylight Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.


This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2009 Form 10-K, its Form 10-Q for the third quarter ended September 30, 2010, and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.

                          - FINANCIAL TABLES FOLLOW -

                                EMCOR GROUP, INC.
                              FINANCIAL HIGHLIGHTS
             (In thousands, except share and per share information)
                                   (Unaudited)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                           For the Three Months Ended        For the Nine Months Ended
                                                 September 30,                     September 30,
                                          ----------------------------      ---------------------------
                                              2010             2009             2010            2009
                                          -----------      -----------      -----------     -----------

Revenues                                  $ 1,277,277      $ 1,371,985      $ 3,765,138     $ 4,189,291
Cost of sales                               1,104,349        1,166,740        3,250,695       3,576,003
                                          -----------      -----------      -----------     -----------
Gross profit                                  172,928          205,245          514,443         613,288
Selling, general and administrative
  expenses                                    119,450          137,895          362,972         402,664
Restructuring expenses                          1,715               90            2,512           4,200
Impairment loss on goodwill and
  identifiable intangible assets              226,152               --          246,081              --
                                          -----------      -----------      -----------     -----------

Operating (loss) income                      (174,389)          67,260          (97,122)        206,424
Interest expense, net                           2,537            1,159            7,301           2,224
Gain on sale of
  equity investment                                --               --            7,900              --
                                          -----------      -----------      -----------     -----------

(Loss) income before income taxes            (176,926)          66,101          (96,523)        204,200
Income tax (benefit) provision                 (2,362)          25,624           27,068          81,124
                                          -----------      -----------      -----------     -----------

Net (loss) income including
  noncontrolling interests                   (174,564)          40,477         (123,591)        123,076
Less: Net income attributable to
  noncontrolling interests                      1,061              491            3,076           1,503
                                          -----------      -----------      -----------     -----------

Net (loss) income attributable
  to EMCOR Group, Inc.                    $  (175,625)     $    39,986      $  (126,667)    $   121,573
                                          ===========      ===========      ===========     ===========

Basic (loss) earnings per
  common share:                           $     (2.64)     $      0.61      $     (1.91)    $      1.85
                                          ===========      ===========      ===========     ===========

Diluted (loss) earnings per
  common share:                           $     (2.64)     $      0.59      $     (1.91)    $      1.81
                                          ===========      ===========      ===========     ===========

Weighted average shares of common
  stock outstanding:
      Basic                                66,400,105       65,897,546       66,344,180      65,864,793
      Diluted                              66,400,105       67,551,619       66,344,180      67,279,095

                                EMCOR GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)



                                                            September 30,            December 31,
                                                                 2010                    2009
                                                             (Unaudited)
                                                            -------------            ------------
ASSETS
Current assets:
  Cash and cash equivalents                                   $  641,111              $  726,975
  Accounts receivable, net                                     1,053,355               1,057,171
  Costs and estimated earnings in excess of billings
    on uncompleted contracts                                     114,592                  90,049
  Inventories                                                     27,789                  34,468
  Prepaid expenses and other                                      52,623                  68,702
                                                              ----------              ----------
    Total current assets                                       1,889,470               1,977,365

Investments, notes and other long-term receivables                 5,749                  19,287
Property, plant & equipment, net                                  87,478                  92,057
Goodwill                                                         388,673                 593,628
Identifiable intangible assets, net                              223,995                 264,522
Other assets                                                      32,139                  35,035
                                                              ----------              ----------
Total assets                                                  $2,627,504              $2,981,894
                                                              ==========              ==========

LIABILITIES AND EQUITY
Current liabilities:
  Borrowings under working capital credit line                $       --              $       --
  Current maturities of long-term debt and capital
    lease obligations                                                305                  45,100
  Accounts payable                                               347,158                 379,764
  Billings in excess of costs and estimated earnings
    on uncompleted contracts                                     500,014                 526,241
  Accrued payroll and benefits                                   169,456                 215,967
  Other accrued expenses and liabilities                         141,295                 167,533
                                                              ----------              ----------
    Total current liabilities                                  1,158,228               1,334,605

Borrowings under working capital credit line                     150,000                      --
Long-term debt and capital lease obligations                          53                 150,251
Other long-term obligations                                      201,112                 270,572
                                                              ----------              ----------
    Total liabilities                                          1,509,393               1,755,428
                                                              ----------              ----------
Equity:
  Total EMCOR Group, Inc. stockholders' equity                 1,108,340               1,218,071
  Noncontrolling interests                                         9,771                   8,395
                                                              ----------              ----------
    Total equity                                               1,118,111               1,226,466
                                                              ----------              ----------
Total liabilities and equity                                  $2,627,504              $2,981,894
                                                              ==========              ==========

                               EMCOR GROUP, INC.
                 RECONCILIATION OF 2010 OPERATING (LOSS) INCOME
                           (In thousands) (Unaudited)

In our press  release,  we provide  actual 2010 third  quarter and  year-to-date
September 30, 2010 operating (loss) income. The following table provides a reconciliation between 2010 operating income based on non-GAAP measures to the most direct comparable GAAP measures.

                                                         For the Three Months     For the Nine Months
                                                                Ended                    Ended
                                                          September 30, 2010       September 30, 2010
                                                         --------------------     -------------------
GAAP operating loss                                           $(174,389)               $ (97,122)

Impairment loss:                                                226,152                  246,081
                                                              ---------                ---------
Non-GAAP operating income, excluding impairment loss
on goodwill and identifiable intangible assets                $  51,763                $ 148,959
                                                              =========                =========

                               EMCOR GROUP, INC.
                    RECONCILIATION OF 2010 NET (LOSS) INCOME
                           (In thousands) (Unaudited)

In our press  release,  we provide  actual 2010 third  quarter and  year-to-date
September  30, 2010 net (loss)  income  attributable  to EMCOR  Group,  Inc. The following table provides a reconciliation  between 2010 net income  attributable to EMCOR Group,  Inc. based on non-GAAP  measures to the most direct  comparable
GAAP measures.
                                                         For the Three Months     For the Nine Months
                                                                Ended                    Ended
                                                          September 30, 2010       September 30, 2010
                                                         --------------------     -------------------
GAAP net loss attributable to EMCOR
Group, Inc.                                                   $(175,625)               $(126,667)


Impairment loss: (1)                                            206,539                  218,495

Qtr. 2 gain on sale of equity investment (2)                         --                   (7,900)
                                                              ---------                ---------

Non-GAAP net income attributable to EMCOR
Group, Inc., excluding impairment loss on
goodwill, identifiable intangible assets
and gain on sale of equity investment                         $  30,914                $  83,928
                                                              =========                =========

(1) Amount is net of tax effect of $19.6 million in the quarter and $27.6 million in the nine-month period
(2) Amount is net of tax effect which is zero due to the release of a valuation allowance related to capital loss carryforwards

                                EMCOR GROUP, INC.
           RECONCILIATION OF THREE AND NINE MONTH 2010 DILUTED (LOSS)
                           EARNINGS PER SHARE FIGURES
                                   (Unaudited)

In our press  release,  we provide  actual 2010 third  quarter and  year-to-date
September 30, 2010 diluted (loss) earnings per share. The following table provides a reconciliation between 2010 EPS based on non-GAAP measures to the most direct comparable GAAP measures.

                                                         For the Three Months     For the Nine Months
                                                                Ended                    Ended
                                                          September 30, 2010       September 30, 2010
                                                         --------------------     -------------------
GAAP diluted loss per common share                              $(2.64)                  $(1.91)
Impairment loss: (1)                                              3.09                     3.26


Qtr. 2 gain on sale of equity investment (2)                        --                    (0.12)
                                                                ------                   ------
Non-GAAP diluted earnings per common share,
excluding impairment loss on goodwill,
identifiable intangible assets and
gain on sale of equity investment                               $ 0.45                   $ 1.23
                                                                ======                   ======


                                EMCOR GROUP, INC.
        RECONCILIATION OF 2010 DILUTED (LOSS) EARNINGS PER SHARE GUIDANCE
                                   (Unaudited)

In our press release, we provide 2010 diluted (loss) earnings per share range guidance with GAAP and non-GAAP measures. The following table provides a reconciliation between 2010 guidance based on non-GAAP measures to the most direct comparable GAAP measures.

GAAP 2010 diluted EPS GAAP guidance range                       $(1.36)       -       $(1.24)

2010 year impairment loss (1)                                     3.26        -         3.26

2010 year gain on sale of equity investment (2)                  (0.12)       -        (0.12)
                                                                ------                ------

Non-GAAP 2010 diluted EPS guidance range, excluding
impairment loss on goodwill, identifiable intangible
assets and gain on sale of equity investment                    $ 1.78        -       $ 1.90
                                                                ======                ======

(1) Amount is net of tax effect of $19.6 million in the quarter and $27.6 million in the nine-month period
(2) Amount is net of tax effect which is zero due to the release of a valuation allowance related to capital loss carryforwards